SECURITIES AND EXCHANGE COMMISSION
                       Washington, D. C. 20549



                               FORM 8-K



                            CURRENT REPORT




                Pursuant to Section 13 or 15(d) of the
                 Securities and Exchange Act of 1934




         Date of Report (Date of earliest event reportable):
                            July 13, 2001




                   Investors Insurance Group, Inc.
        (Exact name of registrant a specified in its charter)



   Florida              1-8069                    13-2574130
(State or other      (Commission                (IRS Employer
jurisdiction of       File Number)            Identification No.)
incorporation)



        315 Willowbrook Lane
        West Chester, PA                                19382
     (Address of principal executive offices)          (Zip Code)



         Registrant's telephone number, including area code:
                            (610) 430-3900




















Item 4. Change in Registrant's Certifying Accountant.

Effective July 1, 2000, the partners in the Orlando, Florida office of BDO Seidman, LLP purchased the Orlando accounting practice of BDO Seidman, LLP and are continuing the practice under the name of Gallogly, Fernandez and Riley, LLP ("GFR"), an independent member of the BDO Seidman Alliance. Investors Insurance Group, Inc. ("IIG") is currently in the process of bringing its SEC filings current and, since the Orlando office had been primarily involved in IIG's 1996 and 1997 audits, IIG decided to continue this relationship. Therefore, on July 13, 2001, IIG's Board of Directors dismissed BDO and retained GFR as its new independent certifying public accountants.

BDO's report on IIG's most recent audited statements financial statements as of and for the years ended December 31, 1997 and 1996 contained no adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except for the report on the financial statements for the years ended December 31, 1997 and 1996, which were modified as to a going concern uncertainty. In connection with the audits of the two fiscal years ended December 31, 1997 and 1996 and the subsequent periods through the date hereof, there were no disagreements between IIG and BDO on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure. Further, there were no reportable events described in Item 304(a)(1)(iv) of Regulation SB.

IIG has requested BDO to review this filing and to furnish IIG with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements contained in the description above. IIG and has authorized BDO to respond fully and a copy of their letter is filed as Exhibit 1.


Item 7: Financial Statements and Exhibits

    1. Letter from BDO Seidman, LLP to the Securities and Exchange Commission dated July 13, 2001.



                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       INVESTORS INSURANCE GROUP, INC.
                                                 (Registrant)



July 13, 2001
                                        ---------------------------
                                           Donald F. U. Goebert
                                                President



Exhibit 1

July 13, 2001

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on July 13, 2001, to be filed by our former client, Investors Insurance Group, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP
---------------------
BDO Seidman, LLP